Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the twenty-eighth day of June, 2021.

BROOKFIELD ASSET MANAGEMENT REINSURANCE PARTNERS LTD.

By:	/s/ James Bodi
	Name:	James Bodi
	Title:	Vice President

BAM RE TRUSTEE LTD., for and on behalf of BAM RE PARTNERS TRUST

By:	/s/ Kathy Sarpash
	Name:	Kathy Sarpash
	Title:	Vice President

BAM RE HOLDINGS LTD.

By:	/s/ Gregory McConnie
	Name:	Gregory McConnie
	Title:	Director and President

NORTH END RE (CAYMAN) SPC

By:	/s/ Gregory McConnie
	Name:	Gregory McConnie
	Title:	Director and Chief Executive Officer